Exhibit 99.01
Cadence Reports First Quarter 2014 Financial Results
SAN JOSE, Calif. — April 21, 2014 — Cadence Design Systems, Inc. (NASDAQ: CDNS) today announced results for the first quarter of fiscal year 2014.
Cadence reported first quarter 2014 revenue of $379 million, compared to revenue of $354 million reported for the same period in 2013. On a GAAP basis, Cadence recognized net income of $33 million, or $0.11 per share on a diluted basis, in the first quarter of 2014, compared to net income of $79 million, or $0.27 per share on a diluted basis, in the same period in 2013. GAAP net income for the first quarter of 2013 included a $34 million income tax benefit due to a release of an uncertain tax position.
Using the non-GAAP measure defined below, net income in the first quarter of 2014 was $59 million, or $0.20 per share on a diluted basis, as compared to net income of $61 million, or $0.21 per share on a diluted basis, in the same period in 2013.

“In Q1, Cadence continued to strengthen its product portfolio through internally developed products and key acquisitions,” said Lip-Bu Tan, president and chief executive officer.  “We advanced our functional verification platform by releasing our new Incisive® vManagerTM solution and acquiring Forte Design Systems. And today, we announced that we entered into a definitive agreement to acquire Jasper Design Automation, Inc., which will meaningfully add to our verification capabilities. We also continued to see strong customer interest and growing adoption of our digital and new sign-off products with multiple design wins.”

“Cadence produced solid operating results in Q1 while continuing to invest strategically to further our growth objectives,” added Geoff Ribar, senior vice president and chief financial officer.
Business Outlook
For the second quarter of 2014, the company expects total revenue in the range of $370 million to $380 million. Second quarter GAAP net income per diluted share is expected to be in the range of $0.10 to $0.12. Net income per diluted share using the non-GAAP measure defined below is expected to be in the range of $0.19 to $0.21.
For 2014, the company expects total revenue in the range of $1.550 billion to $1.590 billion. On a GAAP basis, net income per diluted share for 2014 is expected to be in the range of $0.56 to $0.66. Using the non-GAAP measure defined below, net income per diluted share for 2014 is expected to be in the range of $0.92 to $1.02.
The foregoing statements regarding the company's business outlook do not take into account the pending acquisition of Jasper Design Automation, Inc.

A schedule showing a reconciliation of the business outlook from GAAP net income and diluted net income per share to non-GAAP net income and diluted net income per share is also included with this release.
Audio Webcast Scheduled
Lip-Bu Tan, president and chief executive officer, and Geoff Ribar, senior vice president and chief financial officer, will host a first quarter 2014 financial results audio webcast today, April 21, 2014, at 2 p.m. (Pacific) / 5 p.m. (Eastern). Attendees are asked to register at the website at least 10 minutes prior to the scheduled webcast. An archive of the webcast will be available starting April 21, 2014 at 5 p.m. (Pacific) and ending June 13, 2014 at 5 p.m. (Pacific). Webcast access is available at www.cadence.com/company/investor_relations.
About Cadence
Cadence enables global electronic design innovation and plays an essential role in the creation of today’s integrated circuits and electronics. Customers use Cadence® software, hardware, IP, and services to design and verify advanced semiconductors, consumer electronics, networking and telecommunications equipment, and computer systems. The company is headquartered in San Jose, California, with sales offices, design centers, and research facilities around the world to serve the global electronics industry. More information about the company and its products and services is available at www.cadence.com.
Cadence, the Cadence logo, Forte, Incisive and vManager are trademarks or registered trademarks of Cadence Design Systems, Inc. All other trademarks are the property of their respective owners.

The statements contained above regarding Cadence’s first quarter 2014 financial results and Cadence's expected benefits of the pending acquisition of Jasper Design Automation, Inc., as well as the information in the Business Outlook section and the statements by Lip-Bu Tan and Geoff Ribar, are or include forward-looking statements based on current expectations or beliefs and preliminary assumptions about future events that are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside Cadence’s control, including, among others: (i) Cadence’s ability to compete successfully in the electronic design automation product and the commercial electronic design and methodology services industries; (ii) the success of Cadence’s efforts to improve operational efficiency and growth; (iii) the mix of products and services sold and the timing of significant orders for Cadence’s products; (iv) change in customer demands, including those resulting from consolidation among Cadence’s customers and the possibility that the restructurings and other efforts to improve operational efficiency of Cadence's customers could result in delays in purchases of Cadence’s products and services; (v) economic and industry conditions in regions in which Cadence does business; (vi) fluctuations in rates of exchange between the U.S. dollar and the currencies of other countries in which Cadence does business; (vii) capital expenditure requirements, legislative or regulatory requirements, interest rates and Cadence’s ability to access capital and debt markets; (viii) failure or inability to consummate the acquisition of Jasper, the effects of the acquisition of Jasper on Cadence's financial results, the effect of regulatory approval requirements, the potential inability to successfully operate or integrate Jasper's business, including the potential inability to retain customers, key employees or vendors; (ix) the acquisition of other companies or technologies or the failure to successfully integrate and operate these companies or technologies Cadence acquires, including the potential inability to retain customers, key employees or vendors; (x) the effects of Cadence’s efforts to improve operational efficiency on Cadence's business, including strategic, customer and supplier relationships, and its ability to retain key employees; (xi) events that affect the reserves or settlement assumptions Cadence may take from time to time with respect to accounts receivable, taxes, litigation or other matters; and (xii) the effects of any litigation or other proceedings to which Cadence is or may become a party.
For a detailed discussion of these and other cautionary statements related to Cadence’s business, please refer to Cadence’s filings with the Securities and Exchange Commission. These include Cadence’s most recent reports on Form 10-K and Form 10-Q, including Cadence’s future filings.

GAAP to Non-GAAP Reconciliation

To supplement Cadence’s financial results presented on a generally accepted accounting principles, or GAAP, basis, Cadence management uses non-GAAP measures that it believes are helpful in understanding Cadence’s performance. One such measure is non-GAAP net income, which is a financial measure not calculated under GAAP, and is calculated by taking GAAP net income and excluding, as applicable, amortization and sale of intangible assets and debt discount related to our convertible notes, stock-based compensation expense, acquisition and integration-related costs including changes in fair value of contingent consideration and retention expenses for employees added from our 2013 and 2014 acquisitions, executive severance costs, investment gains or losses, income or expenses related to Cadence’s non-qualified deferred compensation plan, restructuring and other significant items not directly related to Cadence’s core business operations, and the income tax effect of non-GAAP pre-tax adjustments.

Cadence’s management uses non-GAAP net income because it excludes items that are generally not directly related to the performance of the company’s core business operations and therefore provides useful supplemental information to Cadence’s management and investors regarding the performance of the company’s business operations, facilitates comparisons to the company’s historical operating results and enhances investors' ability to review Cadence's business from the same perspective as Cadence's management. Cadence’s management also uses non-GAAP net income internally for forecasting and budgeting. Non-GAAP financial measures should not be considered as a substitute for or superior to measures of financial performance prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results. Investors are encouraged to look at the GAAP results as the best measure of financial performance.
The following tables reconcile the specific items excluded from GAAP net income and GAAP net income per diluted share in the calculation of non-GAAP net income and non-GAAP net income per diluted share for the periods shown below:

Net Income Reconciliation	Three Months Ended
	March 29, 2014	March 30, 2013
	(unaudited)
(in thousands)
Net income on a GAAP basis	$33,070	$78,609
Amortization of acquired intangibles	12,786	7,598
Stock-based compensation expense	18,864	13,810
Non-qualified deferred compensation expenses	2,063	152
Restructuring and other charges (credits)	396	(148)
Integration and acquisition-related costs	7,118	4,935
Amortization of debt discount	4,209	5,536
Other income or expense related to investments and non-qualified deferred compensation plan assets*	(3,609)	(990)
Income tax benefit due to a release of an uncertain tax position	—	(33,719)
Income tax effect of non-GAAP adjustments	(15,510)	(15,146)
Net income on a non-GAAP basis	$59,387	$60,637

*
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Diluted Net Income per Share Reconciliation	Three Months Ended
	March 29, 2014	March 30, 2013
	(unaudited)
(in thousands, except per share data)
Diluted net income per share on a GAAP basis	$0.11	$0.27
Amortization of acquired intangibles	0.04	0.03
Stock-based compensation expense	0.06	0.05
Non-qualified deferred compensation expenses	0.01	—
Restructuring and other charges (credits)	—	—
Integration and acquisition-related costs	0.02	0.02
Amortization of debt discount	0.02	0.02
Other income or expense related to investments and non-qualified deferred compensation plan assets*	(0.01)	(0.01)
Income tax benefit due to a release of an uncertain tax position	—	(0.12)
Income tax effect of non-GAAP adjustments	(0.05)	(0.05)
Diluted net income per share on a non-GAAP basis	$0.20	$0.21
Shares used in calculation of diluted net income per share — GAAP**	301,034	292,151
Shares used in calculation of diluted net income per share — non-GAAP**	301,034	292,151

*
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

**
Shares used in the calculation of GAAP net income per share are expected to be the same as shares used in the calculation of non-GAAP net income per share, except when the company reports a GAAP net loss and non-GAAP net income, or GAAP net income and a non-GAAP net loss.

Cadence expects that its corporate representatives will meet privately during the quarter with investors, the media, investment analysts and others. At these meetings, Cadence may reiterate the business outlook published in this press release. At the same time, Cadence will keep this press release, including the business outlook, publicly available on its website.
Prior to the start of the Quiet Period (described below), the public may continue to rely on the business outlook contained herein as still being Cadence’s current expectations on matters covered unless Cadence publishes a notice stating otherwise.
Beginning June 13, 2014, Cadence will observe a Quiet Period during which the business outlook as provided in this press release and the company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q no longer constitute the company’s current expectations. During the Quiet Period, the business outlook in these documents should be considered to be historical, speaking as of prior to the Quiet Period only and not subject to any update by the company. During the Quiet Period, Cadence’s representatives will not comment on Cadence’s business outlook, financial results or expectations. The Quiet Period will extend until the day when Cadence’s second quarter 2014 earnings release is published, which is currently scheduled for July 21, 2014.
For more information, please contact:
Investors and Shareholders
Alan Lindstrom
Cadence Design Systems, Inc.
408-944-7100
investor_relations@cadence.com
Media and Industry Analysts
Anna del Rosario
Cadence Design Systems, Inc.
408-914-6884
newsroom@cadence.com

Cadence Design Systems, Inc.
Condensed Consolidated Balance Sheets
March 29, 2014 and December 28, 2013
(In thousands)
(Unaudited)

	March 29, 2014	December 28, 2013
Current assets:
Cash and cash equivalents	$532,761	$536,260
Short-term investments	97,006	96,788
Receivables, net	106,322	107,624
Inventories	55,605	50,220
2015 notes hedges	369,731	306,817
Prepaid expenses and other	136,300	123,382
Total current assets	1,297,725	1,221,091
Property, plant and equipment, net of accumulated depreciation of $576,562 and $568,494, respectively	239,425	238,715
Goodwill	478,990	456,905
Acquired intangibles, net of accumulated amortization of $107,521 and $139,820, respectively	316,498	311,693
Long-term receivables	6,193	3,672
Other assets	185,389	196,525
Total assets	$2,524,220	$2,428,601
Current liabilities:
Convertible notes	$329,058	$324,826
2015 notes embedded conversion derivative	369,731	306,817
Accounts payable and accrued liabilities	189,200	216,594
Current portion of deferred revenue	304,705	299,973
Total current liabilities	1,192,694	1,148,210
Long-term liabilities:
Long-term portion of deferred revenue	48,299	52,850
Other long-term liabilities	69,025	71,436
Total long-term liabilities	117,324	124,286
Stockholders’ equity	1,214,202	1,156,105
Total liabilities and stockholders’ equity	$2,524,220	$2,428,601

Cadence Design Systems, Inc.
Condensed Consolidated Income Statements
For the Three Months Ended March 29, 2014 and March 30, 2013
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 29, 2014	March 30, 2013
Revenue:
Product and maintenance	$357,350	$328,271
Services	21,200	25,995
Total revenue	378,550	354,266
Costs and expenses:
Cost of product and maintenance	42,197	29,847
Cost of services	14,902	18,344
Marketing and sales	98,323	90,402
Research and development	146,466	124,084
General and administrative	28,744	29,810
Amortization of acquired intangibles	5,210	3,791
Restructuring and other charges (credits)	396	(148)
Total costs and expenses	336,238	296,130
Income from operations	42,312	58,136
Interest expense	(7,268)	(9,262)
Other income, net	3,382	2,175
Income before provision (benefit) for income taxes	38,426	51,049
Provision (benefit) for income taxes	5,356	(27,560)
Net income	$33,070	$78,609
Net income per share - basic	$0.12	$0.29
Net income per share - diluted	$0.11	$0.27
Weighted average common shares outstanding - basic	281,615	274,936
Weighted average common shares outstanding - diluted	301,034	292,151

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Cash Flows
For the Three Months Ended March 29, 2014 and March 30, 2013
(In thousands)
(Unaudited)

	Three Months Ended
	March 29, 2014	March 30, 2013
Cash and cash equivalents at beginning of period	$536,260	$726,357
Cash flows from operating activities:
Net income	33,070	78,609
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	26,017	21,682
Amortization of debt discount and fees	4,882	6,281
Stock-based compensation	18,864	13,810
Gain on investments, net	(3,651)	(1,006)
Deferred income taxes	2,245	8,695
Other non-cash items	2,344	(1,007)
Changes in operating assets and liabilities, net of effect of acquired businesses:
Receivables	(108)	23,652
Inventories	(9,373)	(979)
Prepaid expenses and other	(9,753)	(1,099)
Other assets	3,157	4,148
Accounts payable and accrued liabilities	(29,680)	(11,003)
Deferred revenue	(5,508)	(16,648)
Other long-term liabilities	(4,408)	(49,799)
Net cash provided by operating activities	28,098	75,336
Cash flows from investing activities:
Purchases of available-for-sale securities	(47,005)	(24,282)
Proceeds from the sale of available-for-sale securities	32,586	14,985
Proceeds from the maturity of available-for-sale securities	13,905	8,700
Proceeds from the sale of long-term investments	—	6,102
Purchases of property, plant and equipment	(6,252)	(6,569)
Cash paid in business combinations and asset acquisitions, net of cash acquired	(27,422)	(757)
Net cash used for investing activities	(34,188)	(1,821)
Cash flows from financing activities:
Principal payments on receivable financing	—	(2,526)
Payment of acquisition-related contingent consideration	(1,835)	(582)
Tax effect related to employee stock transactions allocated to equity	1,827	5,276
Proceeds from issuance of common stock	23,377	21,801
Stock received for payment of employee taxes on vesting of restricted stock	(10,981)	(8,775)
Payments for repurchases of common stock	(12,517)	—
Net cash provided by (used for) financing activities	(129)	15,194
Effect of exchange rate changes on cash and cash equivalents	2,720	(4,914)
Increase (decrease) in cash and cash equivalents	(3,499)	83,795
Cash and cash equivalents at end of period	$532,761	$810,152

Cadence Design Systems, Inc.
As of April 21, 2014
Impact of Non-GAAP Adjustments on Forward Looking Diluted Net Income Per Share
(Unaudited)

	Three Months Ending June 28, 2014	Year Ending January 3, 2015
	Forecast	Forecast
Diluted net income per share on a GAAP basis	$0.10 to $0.12	$0.56 to $0.66
Amortization of acquired intangibles	0.04	0.17
Stock-based compensation expense	0.06	0.27
Non-qualified deferred compensation expenses	—	0.01
Integration and acquisition-related costs	0.02	0.06
Amortization of debt discount	0.01	0.06
Other income or expense related to investments and non-qualified deferred compensation plan assets*	—	(0.01)
Income tax effect of non-GAAP adjustments	(0.04)	(0.20)
Diluted net income per share on a non-GAAP basis	$0.19 to $0.21	$0.92 to $1.02

*
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Cadence Design Systems, Inc.
As of April 21, 2014
Impact of Non-GAAP Adjustments on Forward Looking Net Income
(Unaudited)

	Three Months Ending June 28, 2014	Year Ending January 3, 2015
($ in millions)	Forecast	Forecast
Net income on a GAAP basis	$30 to $36	$172 to $202
Amortization of acquired intangibles	13	52
Stock-based compensation expense	19	83
Non-qualified deferred compensation expenses	—	2
Integration and acquisition-related costs	5	18
Amortization of debt discount	4	18
Other income or expense related to investments and non-qualified deferred compensation plan assets*	—	(4)
Income tax effect of non-GAAP adjustments	(14)	(62)
Net income on a non-GAAP basis	$57 to $63	$279 to $309

*
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Cadence Design Systems, Inc.
(Unaudited)
Revenue Mix by Geography (% of Total Revenue)

	2013					2014
GEOGRAPHY	Q1	Q2	Q3	Q4	Year	Q1
Americas	44%	45%	48%	47%	46%	45%
Europe, Middle East and Africa	22%	21%	20%	20%	21%	20%
Japan	15%	13%	12%	14%	13%	12%
Asia	19%	21%	20%	19%	20%	23%
Total	100%	100%	100%	100%	100%	100%

Revenue Mix by Product Group (% of Total Revenue)

	2013					2014
PRODUCT GROUP	Q1	Q2	Q3	Q4	Year	Q1
Functional Verification, including Emulation Hardware	22%	22%	24%	25%	23%	23%
Digital IC Design and Signoff	33%	31%	29%	29%	30%	30%
Custom IC Design	28%	28%	28%	26%	27%	27%
System Interconnect and Analysis	10%	11%	10%	10%	11%	10%
IP	7%	8%	9%	10%	9%	10%
Total	100%	100%	100%	100%	100%	100%

Cadence Design Systems, Inc.
Supplemental Reconciliation of Certain GAAP to Non-GAAP Measures
For the Three Months Ended March 29, 2014
(In thousands)
(Unaudited)

	Three Months Ended
	March 29, 2014
	GAAP	Adjustments		Non-GAAP
Revenue:
Product and maintenance	$357,350	$—		$357,350
Services	21,200	—		21,200
Total revenue	378,550	—		378,550
Costs and expenses:
Cost of product and maintenance	42,197	(8,082)	(A)	34,115
Cost of services	14,902	(739)	(A)	14,163
Marketing and sales	98,323	(5,695)	(A)	92,628
Research and development	146,466	(15,751)	(A)	130,715
General and administrative	28,744	(5,354)	(A)	23,390
Amortization of acquired intangibles	5,210	(5,210)	(A)	—
Restructuring and other charges	396	(396)		—
Total costs and expenses	336,238	(41,227)		295,011
Income from operations	42,312	41,227		83,539
Interest expense	(7,268)	4,209	(B)	(3,059)
Other income (expense), net	3,382	(3,609)	(C)	(227)
Income before provision for income taxes	38,426	41,827		80,253
Provision for income taxes	5,356	15,510	(D)	20,866
Net income	$33,070	$26,317		$59,387
Notes:
(A) For the three months ended March 29, 2014 adjustments to GAAP are as follows for the line items specified:

	Amortization of acquired intangibles	Stock-based compensation expense	Non-qualified deferred compensation expenses	Integration and acquisition-related costs	Total adjustments
Cost of product and maintenance	$7,576	$482	$24	$—	$8,082
Cost of services	—	703	36	—	739
Marketing and sales	—	4,596	111	988	5,695
Research and development	—	9,667	1,123	4,961	15,751
General and administrative	—	3,416	769	1,169	5,354
Amortization of acquired intangibles	5,210	—	—	—	5,210
Total	$12,786	$18,864	$2,063	$7,118	$40,831
(B) Amortization of debt discount related to convertible notes
(C) Other income or expense related to investments and non-qualified deferred compensation plan assets
(D) Income tax effect of non-GAAP adjustments

Cadence Design Systems, Inc.
Supplemental Reconciliation of Certain GAAP to Non-GAAP Measures
For the Three Months Ended March 30, 2013
(In thousands)
(Unaudited)

	Three Months Ended
	March 30, 2013
	GAAP	Adjustments		Non-GAAP
Revenue:
Product and maintenance	$328,271	$—		$328,271
Services	25,995	—		25,995
Total revenue	354,266	—		354,266
Costs and expenses:
Cost of product and maintenance	29,847	(4,175)	(E)	25,672
Cost of services	18,344	(530)	(E)	17,814
Marketing and sales	90,402	(3,104)	(E)	87,298
Research and development	124,084	(7,928)	(E)	116,156
General and administrative	29,810	(6,967)	(E)	22,843
Amortization of acquired intangibles	3,791	(3,791)	(E)	—
Restructuring and other charges (credits)	(148)	148		—
Total costs and expenses	296,130	(26,347)		269,783
Income from operations	58,136	26,347		84,483
Interest expense	(9,262)	5,536	(F)	(3,726)
Other income, net	2,175	(990)	(G)	1,185
Income before provision (benefit) for income taxes	51,049	30,893		81,942
Provision (benefit) for income taxes	(27,560)	48,865	(H)	21,305
Net income	$78,609	$(17,972)		$60,637
(E) For the three months ended March 30, 2013 adjustments to GAAP are as follows for the line items specified:

	Amortization of acquired intangibles	Stock-based compensation expense	Non-qualified deferred compensation expenses	Integration and acquisition-related costs	Total adjustments
Cost of product and maintenance	$3,807	$364	$4	$—	$4,175
Cost of services	—	525	5	—	530
Marketing and sales	—	3,018	22	64	3,104
Research and development	—	6,553	78	1,297	7,928
General and administrative	—	3,350	43	3,574	6,967
Amortization of acquired intangibles	3,791	—	—	—	3,791
Total	$7,598	$13,810	$152	$4,935	$26,495
(F) Amortization of debt discount related to convertible notes
(G) Other income or expense related to investments and non-qualified deferred compensation plan assets
(H) Income tax benefit due to a release of an uncertain tax position $33,719 and income tax effect of non-GAAP adjustments $15,146